Exhibit 99.1

Box Reports Strong Fiscal Third Quarter 2023 Financial Results

Delivers First $1 Billion Revenue Run Rate Quarter

Record Operating Profitability on a GAAP and Non-GAAP Basis, with Operating Margins of 5% and 24%, Respectively

New $150 Million Expansion of Stock Repurchase Program

REDWOOD CITY, Calif. – November 30, 2022 – Box, Inc. (NYSE:BOX), the leading Content Cloud, today announced preliminary financial results for the third quarter of fiscal year 2023, which ended October 31, 2022.

“We delivered strong third quarter results with revenue growth of 12% year-over-year and record operating margins,” said Aaron Levie, co-founder and CEO of Box. “As companies prioritize strategic IT initiatives that allow them to efficiently lower IT expenses, the Box Content Cloud enables enterprises to streamline their businesses, drive up productivity, reduce risk, and lower costs. With our industry leading platform, Box is very well-positioned to execute through these dynamic times. As we continue to build an enduring business for the long run, we remain hyper focused on driving growth and even greater profitability.”

“The strength and resiliency of our business model has allowed us to deliver revenue growth while expanding operating and free cash flow margins,” said Dylan Smith, co-founder and CFO of Box. “With operational discipline built into the core of our company, we remain committed to our FY23 operating margin target and to delivering revenue growth plus free cash flow margin of 37%.”

Fiscal Third Quarter Financial Highlights

•
Revenue for the third quarter of fiscal year 2023 was $250.0 million, a 12% increase from revenue for the third quarter of fiscal year 2022 of $224.0 million, or 17% growth on a constant currency basis.
•
Remaining performance obligations (“RPO”) as of October 31, 2022, were $1.056 billion, an 11% increase from remaining performance obligations as of October 31, 2021 of $948.1 million, or 20% growth on a constant currency basis.
•
Billings for the third quarter of fiscal year 2023 were $258.2 million, a 12% increase from billings for the third quarter of fiscal year 2022 of $231.5 million, or 20% growth on a constant currency basis.
•
GAAP gross profit for the third quarter of fiscal year 2023 was $185.5 million, or 74.2% of revenue. This compares to a GAAP gross profit of $161.0 million, or 71.8% of revenue, in the third quarter of fiscal year 2022.
•
Non-GAAP gross profit for the third quarter of fiscal year 2023 was $191.2 million, or 76.5% of revenue. This compares to a non-GAAP gross profit of $167.3 million, or 74.7% of revenue, in the third quarter of fiscal year 2022.
•
GAAP operating income in the third quarter of fiscal year 2023 was $13.4 million, or 5.3% of revenue. This compares to a GAAP operating loss of $11.1 million, or negative 4.9% of revenue, in the third quarter of fiscal year 2022.
•
Non-GAAP operating income in the third quarter of fiscal year 2023 was $60.0 million, or 24.0% of revenue. This compares to a non-GAAP operating income of $46.4 million, or 20.7% of revenue, in the third quarter of fiscal year 2022.
•
GAAP net income per share attributable to common stockholders, basic and diluted, in the third quarter of fiscal year 2023 was $0.03 on 142.4 million and 148.1 million weighted-average shares outstanding, respectively. This compares to a GAAP net loss per share attributable to common stockholders, basic and diluted, of $0.12 in the third quarter of fiscal year 2022 on 151.4 million weighted-average shares outstanding. GAAP net income per share attributable to common stockholders in the third quarter of fiscal year 2023 includes a negative impact of 6 cents from FX.
•
Non-GAAP net income per share attributable to common stockholders, diluted, in the third quarter of fiscal year 2023 was $0.31. This compares to a non-GAAP net income per share attributable to common stockholders, diluted, of $0.22 in the third quarter of fiscal year 2022. Non-GAAP net income per share attributable to common stockholders in the third quarter of fiscal year 2023 includes a negative impact of 6 cents from FX.
•
Net cash provided by operating activities in the third quarter of fiscal year 2023 was $69.7 million, an increase of 51% from net cash provided by operating activities of $46.1 million in the third quarter of fiscal year 2022.
•
Free cash flow in the third quarter of fiscal year 2023 was $55.0 million. This compares to free cash flow of $31.2 million in the third quarter of fiscal year 2022.

For the purpose of this press release, impact from FX is determined by comparing current period reported results, with the current results calculated using the equivalent rates in the prior period.

For more information on the non-GAAP financial measures and key metrics discussed in this press release, please see the section titled, “About Non-GAAP Financial Measures and Other Key Metrics,” and the reconciliations of non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures at the end of this press release.

Share Repurchase Program

On November 29, 2022, Box’s Board of Directors authorized an expansion of the company’s stock repurchase program by $150 million.

Business Highlights Since Last Earnings Release

•
Delivered wins or expansions with leading organizations such as Eurostar International Limited, Garmin International, McLarens, Mariner Wealth Advisors, Regions Bank, Warner Music Group and Wasserman Media Group.
•
Hosted the company’s 12th annual BoxWorks, attracting thousands of attendees and featuring speakers from organizations such as Heidrick & Struggles, Shriners Children’s and World Fuel Services, as well as CEOs from CrowdStrike, IBM, HubSpot and Zoom.
•
Unveiled new features for Box Sign, Box’s native e-signature capability, and announced that Box Sign will now be available to all users at no additional cost. With these features, users can publish documents online for signature, edit signature requests in flight, enjoy an improved signer experience and more.
•
Announced the general availability of the all-new Box Notes for real-time content collaboration and project management, along with the availability of Content Insights, for increased visibility on how content is accessed, consumed and used.

•
Unveiled several enhancements to Box Shield at BoxWorks 2022, including improved Ethical Wall capabilities, which creates re-enforced information barriers within organizations to prevent communication or exchange of sensitive information that could lead to conflicts of interest between groups.

•
Advanced Box Governance with the availability of modifiable retention policies designed for customers that need more flexibility as their external regulatory environments or internal governance policies change.

•
Announced the general availability of an enhanced Box app for Zoom that enables customers to automatically save select Zoom recordings directly to Box. With this new feature, joint customers can manage their content in one place while maintaining enterprise-grade security, compliance and governance all within Zoom.
•
Recognized by Fortune Magazine as one of the 40 Best Large Workplaces in Technology and 100 Best Large Workplaces for Women for 2022.

Outlook

The following guidance includes the impact of any expected FX headwinds, assuming present foreign currency exchange rates.

Q4 FY23 Guidance

•
Revenue is expected to be in the range of $255 million to $257 million, up 10% year-over-year at the high end of the range, or 15% growth on a constant currency basis.

•
GAAP operating margin is expected to be approximately 6.5%, and non-GAAP operating margin is expected to be approximately 24.5%.

•
GAAP net income per share attributable to common stockholders is expected to be in the range of $0.06 to $0.07. GAAP EPS guidance includes an expected negative impact from FX of $0.05.

•
Non-GAAP diluted net income per share attributable to common stockholders is expected to be in the range of $0.34 to $0.35. Non-GAAP EPS guidance includes an expected negative impact from FX of $0.05.

•
Weighted-average basic and diluted shares outstanding are expected to be approximately 144 million and 149 million, respectively.

Full Year FY23 Guidance

•
Revenue is expected to be in the range of $990 million to $992 million, up 13% year-over-year at the high end of the range, or 17% growth on a constant currency basis.

•
GAAP operating margin is expected to be approximately 3.0%, and non-GAAP operating margin is expected to be approximately 22.5%.

•
GAAP net income per share attributable to common stockholders is expected to be in the range of $0.02 to $0.03. FY23 GAAP EPS guidance includes an expected negative impact from FX of $0.18.

•
Non-GAAP diluted net income per share attributable to common stockholders is expected to be in the range of $1.16 to $1.17. FY23 Non-GAAP EPS guidance includes an expected negative impact from FX of $0.18.

•
Weighted-average basic and diluted shares outstanding are expected to be approximately 144 million and 150 million, respectively.

All forward-looking non-GAAP financial measures contained in this section titled “Outlook” exclude estimates for stock-based compensation expense, intangible assets amortization, and as applicable, other special items. Box has provided a reconciliation of GAAP to non-GAAP operating margin and GAAP to non-GAAP net income per share guidance at the end of this press release.

Webcast and Conference Call Information

Box’s management team will host a conference call today beginning at 2:00 PM (PT) / 5:00 PM (ET) to discuss Box’s financial results, business highlights and future outlook. A live audio webcast of this call will be available through Box’s Investor Relations website at www.box.com/investors for a period of 90 days after the date of the call. Prepared remarks will be available on the Box Investor Relations website after the call ends.

The conference call can be accessed by registering online at https://conferencingportals.com/event/xgkBSAEo at which time registrants will receive dial-in information as well as a conference ID. A telephonic replay of the call will be available approximately two hours after the call and will run for one week. The replay can be accessed by dialing:

+ 1-800-770-2030 (toll-free), conference ID: 23531

+ 1-647-362-9199 (toll), conference ID: 23531

Box has used, and intends to continue to use, its Investor Relations website (www.box.com/investors), as well as certain Twitter accounts (@box, @levie and @boxincir), as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Information on or that can be accessed through Box’s Investor Relations website, these Twitter accounts, or that is contained in any website to which a hyperlink is provided herein is not part of this press release, and the inclusion of Box’s Investor Relations website address, these Twitter accounts, and any hyperlinks are only inactive textual references.

This press release, the financial tables, as well as other supplemental information including the reconciliations of non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures, are also available on Box’s Investor Relations website. Box also provides investor information, including news and commentary about Box’s business and financial performance, Box’s filings with the Securities and Exchange Commission, notices of investor events and Box’s press and earnings releases, on Box’s Investor Relations website.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks, uncertainties, and assumptions, including statements regarding Box’s expectations regarding the size of its market opportunity, sales productivity, its leadership position in the cloud content management market, the demand for its products, the timing of recent and planned product introductions, enhancements and integrations, the short- and long-term success, market adoption and retention, capabilities, and benefits of such product introductions and enhancements, the success of strategic partnerships, the impact of its acquisitions on future Box product offerings, the benefits to its customers from completing acquisitions, the time needed to integrate acquired businesses into Box, the impact of the COVID-19 pandemic or the Russian invasion of Ukraine on its business, its ability to grow and scale its business and drive operating efficiencies, the impact of fluctuations in foreign currency exchange rates on its future results, its net retention rate, its ability to achieve revenue targets and billings expectations, its revenue and billings growth rates, its ability to expand operating margins, its revenue growth rate plus free cash flow margin in fiscal year 2023 and beyond, its long-term financial targets for fiscal year 2025 and beyond, its ability to achieve profitability on a quarterly or ongoing basis, its free cash flow, its ability to continue to grow unrecognized revenue and remaining performance obligations, its revenue, billings, GAAP and non-GAAP gross margins, GAAP and non-GAAP net income (loss) per share, GAAP and non-GAAP operating margins, the related components of GAAP and non-GAAP net income (loss) per share, weighted-average outstanding share count expectations for Box’s fiscal fourth quarter and full fiscal year 2023 in the section titled “Outlook” above, equity burn rate, any potential repurchase of its common stock, whether, when, in what amount and by what method any such repurchase would be consummated, and the share price of any such repurchase. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: (1) adverse changes in general economic or market conditions, including those caused by the COVID-19 pandemic, the Russian invasion of Ukraine, inflation, and fluctuations in foreign currency exchange rates; (2) delays or reductions in information technology spending; (3) factors related to Box’s highly competitive market, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by Box’s current or future competitors; (4) the development of the cloud content management market; (5) the risk that Box’s customers do not renew their subscriptions, expand their use of Box’s services, or adopt new products offered by Box on a timely basis, or at all; (6) Box’s ability to provide timely and successful enhancements, integrations, new features and modifications to its platform and services; (7) actual or perceived security vulnerabilities in Box’s services or any breaches of Box’s security controls; (8) Box’s ability to realize the expected benefits of its third-party partnerships; and (9) Box’s ability to successfully integrate acquired businesses and achieve the expected benefits from those acquisitions. In addition, the preliminary financial results set forth in this release are estimates based on information currently available to Box. While Box believes these estimates are meaningful, they could differ from the actual amounts that Box ultimately reports in its Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2022. Box assumes no obligations and does not intend to update these estimates prior to filing its Form 10-Q for the fiscal quarter ended October 31, 2022.

Additional information on potential factors that could affect Box’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings Box makes with the Securities and Exchange Commission from time to time, including the Quarterly Report on Form 10-Q filed for the fiscal quarter ended July 31, 2022. These documents are available on the SEC Filings section of Box’s Investor Relations website located at www.box.com/investors. Box does not assume any obligation to update the forward-looking statements contained in this press release to reflect events that occur or circumstances that exist after the date on which they were made.

About Non-GAAP Financial Measures and Other Key Metrics

To supplement Box’s consolidated financial statements, which are prepared and presented in accordance with GAAP, Box provides investors with certain non-GAAP financial measures and other key metrics, including non-GAAP gross profit (loss), non-GAAP gross margin, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss) attributable to common stockholders, non-GAAP net income (loss) per share attributable to common stockholders, billings, remaining performance obligations, and free cash flow. The presentation of these non-GAAP financial measures and key metrics is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures and key metrics, please see the reconciliation of these non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures at the end of this press release.

Box uses these non-GAAP financial measures and key metrics for financial and operational decision-making (including for purposes of determining variable compensation of members of management and other employees) and as a means to evaluate period-to-period comparisons. Box’s management believes that these non-GAAP financial measures and key metrics provide meaningful supplemental information regarding Box’s performance by excluding certain expenses that may not be indicative of Box’s recurring core business operating results. Box believes that both management and investors benefit from referring to these non-GAAP financial measures and key metrics in assessing Box’s performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures and key metrics also facilitate management's internal comparisons to Box’s historical performance as well as comparisons to Box’s competitors' operating results. Box believes these non-GAAP financial measures and key metrics are useful to investors both because they (1) allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) are used by Box’s institutional investors and the analyst community to help them analyze the health of Box’s business.

A limitation of non-GAAP financial measures and key metrics is that they do not have uniform definitions. Further, Box’s definitions will likely differ from the definitions used by other companies, including peer companies, and therefore comparability may be limited. Thus, Box’s non-GAAP financial measures and key metrics should be considered in addition to, and not as a substitute for, or in isolation from, measures prepared in accordance with GAAP. Additionally, in the case of stock-based compensation expense, if Box did not pay a portion of compensation in the form of stock-based compensation expense, the cash salary expense included in cost of revenue and operating expenses would be higher, which would affect Box’s cash position. The accompanying tables have more details on the reconciliations of non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures.

Non-GAAP gross profit (loss) and non-GAAP gross margin. Box defines non-GAAP gross profit (loss) as GAAP gross profit (loss) excluding expenses related to stock-based compensation (“SBC”) included in cost of revenue and intangible assets amortization. Non-GAAP gross margin is defined as non-GAAP gross profit (loss) divided by revenue. Although SBC is an important aspect of the compensation of Box’s employees and executives, determining the fair value of certain of the stock-based instruments Box utilizes involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards. Management believes it is useful to exclude SBC in order to better understand the long-term performance of Box’s core business and to facilitate comparison of Box’s results to those of peer companies. Management also views amortization of acquired intangible assets, such as the amortization of the cost associated with an acquired company’s developed technology and trade names, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense that is not typically affected by operations during any particular period.

Non-GAAP operating income (loss) and non-GAAP operating margin. Box defines non-GAAP operating income (loss) as operating income (loss) excluding expenses related to SBC, intangible assets amortization, and as applicable, other special items. Non-GAAP operating margin is defined as non-GAAP operating income (loss) divided by revenue. Box excludes the following expenses as they are considered by management to be special items outside of Box’s core operating results: (1) fees related to shareholder activism (2) expenses related to certain litigation, (3) expenses associated with restructuring activities, consisting primarily of severance and other personnel-related costs, and (4) expenses related to acquisitions, including transaction and discrete tax costs.

Non-GAAP net income (loss) attributable to common stockholders and non-GAAP net income (loss) per share attributable to common stockholders. Box defines non-GAAP net income (loss) attributable to common stockholders as GAAP net income (loss) attributable to common stockholders excluding expenses related to SBC, intangible assets amortization, amortization of debt issuance costs, undistributed earnings attributable to preferred stockholders, and as applicable, other special items as described in the preceding paragraph. Box defines non-GAAP net income (loss) per share attributable to common stockholders as non-GAAP net income (loss) attributable to common stockholders divided by the weighted-average outstanding shares.

Billings. Billings reflect, in any particular period, (1) sales to new customers, plus (2) subscription renewals and (3) expansion within existing customers, and represent amounts invoiced for all products and professional services. Box calculates billings for a period by adding changes in deferred revenue and contract assets in that period to revenue. Box believes that billings help investors better understand sales activity for a particular period, which is not necessarily reflected in revenue as a result of the fact that Box recognizes subscription revenue ratably over the subscription term. Box considers billings a significant performance measure. Box monitors billings to manage the business, make planning decisions, evaluate performance and allocate resources. Box believes that billings offers valuable supplemental information regarding the performance of the business and helps investors better understand the sales volumes and performance of the business. Although Box considers billings to be a significant performance measure, Box does not consider it to be a non-GAAP financial measure because it is calculated using exclusively revenue, deferred revenue, and contract assets, all of which are financial measures calculated in accordance with GAAP.

Remaining performance obligations. Remaining performance obligations (“RPO”) represent, at a point in time, contracted revenue that has not yet been recognized. RPO consists of deferred revenue and backlog, offset by contract assets. Backlog is defined as non-cancellable contracts deemed certain to be invoiced and recognized as revenue in future periods. Future invoicing is determined to be certain when we have an executed non-cancellable contract and invoicing is not dependent on a future event such as the delivery of a specific new product or feature, or the achievement of contractual contingencies. While Box believes RPO is a leading indicator of revenue as it represents sales activity not yet recognized in revenue, it is not necessarily indicative of future revenue growth as it is influenced by several factors, including seasonality, contract renewal timing, average contract terms and foreign currency exchange rates. Box monitors RPO to manage the business and evaluate performance. Box considers RPO to be a significant performance measure. Box does not consider RPO to be a non-GAAP financial measure because it is calculated in accordance with GAAP, specifically under ASC Topic 606.

Free cash flow. Box defines free cash flow as cash flows from operating activities less purchases of property and equipment, principal payments of finance lease liabilities, capitalized internal-use software costs, and other items that did not or are not expected to require cash settlement and that management considers to be outside of Box’s core business. Box specifically identifies adjusting items in the reconciliation of GAAP to non-GAAP financial measures. Box considers free cash flow to be a profitability and liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can possibly be used for investing in Box's business and strengthening its balance sheet, but it is not intended to represent the residual cash flow available for discretionary expenditures. The presentation of non-GAAP free cash flow is also not meant to be considered in isolation or as an alternative to cash flows from operating activities as a measure of liquidity.

About Box

Box (NYSE:BOX) is the leading Content Cloud, a single platform that empowers organizations to manage the entire content lifecycle, work securely from anywhere, and integrate across best-of-breed apps. Founded in 2005, Box simplifies work for leading global organizations, including AstraZeneca, JLL, Morgan Stanley, and Nationwide. Box is headquartered in Redwood City, CA, with offices across the United States, Europe, and Asia. Visit box.com to learn more. And visit box.org to learn more about how Box empowers nonprofits to fulfill their missions.

Contacts

Investors:
Cynthia Hiponia and Elaine Gaudioso
+1 650-209-3463
ir@box.com

Media:
Denis Roy and Rachel Levine
+1 650-543-6926
press@box.com

BOX, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

(Unaudited)

	October 31,	January 31,
	2022	2022
ASSETS
Current assets:
Cash and cash equivalents	$358,060	$416,274
Short-term investments	44,567	170,000
Accounts receivable, net	176,593	256,312
Deferred commissions	46,120	46,025
Other current assets	31,187	27,953
Total current assets	656,527	916,564
Property and equipment, net	67,755	105,755
Operating lease right-of-use assets, net	142,147	172,808
Goodwill	70,702	74,466
Deferred commissions, non-current	69,251	72,884
Other long-term assets	50,068	49,532
Total assets	$1,056,450	$1,392,009
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$45,552	$58,942
Accrued compensation and benefits	32,451	54,705
Finance lease liabilities	31,175	41,235
Operating lease liabilities	46,203	44,608
Deferred revenue	442,015	519,485
Total current liabilities	597,396	718,975
Debt, net, non-current	368,878	367,463
Operating lease liabilities, non-current	131,143	168,192
Other long-term liabilities	37,193	44,586
Total liabilities	1,134,610	1,299,216
Series A convertible preferred stock	489,434	487,880
Stockholders’ deficit:
Common stock	14	15
Additional paid-in capital	802,534	972,020
Accumulated other comprehensive loss	(13,817)	(4,543)
Accumulated deficit	(1,356,325)	(1,362,579)
Total stockholders’ deficit	(567,594)	(395,087)
Total liabilities, convertible preferred stock and stockholders’ deficit	$1,056,450	$1,392,009

BOX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2022	2021	2022	2021
Revenue	$249,951	$224,044	$734,398	$640,971
Cost of revenue (1)	64,490	63,069	191,542	184,804
Gross profit	185,461	160,975	542,856	456,167
Operating expenses:
Research and development (1)	59,107	55,837	182,805	159,418
Sales and marketing (1)	81,566	76,368	248,075	218,967
General and administrative (1)	31,422	39,857	94,846	105,242
Total operating expenses	172,095	172,062	525,726	483,627
Income (loss) from operations	13,366	(11,087)	17,130	(27,460)
Interest and other expense, net	(1,427)	(2,336)	(6,235)	(8,275)
Income (loss) before provision for income taxes	11,939	(13,423)	10,895	(35,735)
Provision for income taxes	2,031	438	4,641	1,399
Net income (loss)	$9,908	$(13,861)	$6,254	$(37,134)
Accretion and dividend on series A convertible preferred stock	(4,278)	(4,301)	(12,804)	(8,086)
Undistributed earnings attributable to preferred stockholders	(648)	—	—	—
Net income (loss) attributable to common stockholders	$4,982	$(18,162)	$(6,550)	$(45,220)
Net income (loss) per share attributable to common stockholders, basic and diluted	$0.03	$(0.12)	$(0.05)	$(0.29)
Weighted-average shares used to compute net income (loss) per share attributable to common stockholders
Basic	142,385	151,426	143,604	158,068
Diluted	148,127	151,426	143,604	158,068

(1) Includes stock-based compensation expense as follows:
	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2022	2021	2022	2021
Cost of revenue	$4,331	$4,786	$13,473	$15,009
Research and development	16,556	17,712	52,377	49,791
Sales and marketing	14,158	13,872	44,247	38,342
General and administrative	9,807	9,219	30,551	28,365
Total stock-based compensation	$44,852	$45,589	$140,648	$131,507

BOX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2022	2021	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$9,908	$(13,861)	$6,254	$(37,134)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	17,089	20,023	53,406	59,110
Stock-based compensation expense	44,852	45,589	140,648	131,507
Amortization of deferred commissions	13,437	11,705	39,878	33,287
Other	1,054	1,614	2,925	2,572
Changes in operating assets and liabilities:
Accounts receivable, net	(12,008)	(20,239)	74,163	74,464
Deferred commissions	(13,839)	(14,785)	(37,400)	(35,019)
Operating lease right-of-use assets, net	10,230	10,441	30,296	32,110
Other assets	4,840	1,262	(7,022)	(6,697)
Accounts payable, accrued expenses and other liabilities	(9,729)	8,446	(11,724)	9,118
Operating lease liabilities	(10,892)	(11,737)	(33,105)	(36,190)
Deferred revenue	14,784	7,625	(52,524)	(41,481)
Net cash provided by operating activities	69,726	46,083	205,795	185,647
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short-term investments	(27,575)	(90,000)	(87,253)	(140,000)
Maturities of short-term investments	28,000	—	213,000	—
Purchases of property and equipment, net of sale proceeds	(1,770)	(1,242)	(2,539)	(3,477)
Capitalized internal-use software costs	(2,500)	(1,116)	(7,010)	(3,501)
Acquisitions, net of cash acquired	—	(2,753)	(500)	(59,395)
Other	—	(350)	(315)	327
Net cash (used in) provided by investing activities	(3,845)	(95,461)	115,383	(206,046)
CASH FLOWS FROM FINANCING ACTIVITIES:
Series A convertible preferred stock, net of issuance costs	—	(1,695)	(103)	485,103
Repurchases of common stock	(29,966)	(144,172)	(264,852)	(428,253)
Payments of dividends to preferred stockholders	(3,750)	—	(11,250)	—
Proceeds from issuances of common stock under employee equity plans	10,919	9,438	25,659	23,740
Employee payroll taxes paid for net settlement of stock awards	(16,051)	(12,586)	(74,778)	(43,677)
Principal payments of finance lease liabilities	(10,422)	(12,297)	(29,838)	(38,182)
Other	(67)	(293)	(5,019)	(4,194)
Net cash used in financing activities	(49,337)	(161,605)	(360,181)	(5,463)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(7,433)	(369)	(19,080)	(789)
Net increase (decrease) in cash, cash equivalents, and restricted cash	9,111	(211,352)	(58,083)	(26,651)
Cash, cash equivalents, and restricted cash, beginning of period	349,694	780,212	416,888	595,511
Cash, cash equivalents, and restricted cash, end of period	$358,805	$568,860	$358,805	$568,860

BOX, INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA

(In Thousands, Except Per Share Data and Percentages)

(Unaudited)

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2022	2021	2022	2021
GAAP gross profit	$185,461	$160,975	$542,856	$456,167
Stock-based compensation	4,331	4,786	13,473	15,009
Acquired intangible assets amortization	1,452	1,541	4,356	3,697
Non-GAAP gross profit	$191,244	$167,302	$560,685	$474,873

GAAP gross margin	74.2%	71.8%	73.9%	71.2%
Stock-based compensation	1.7	2.2	1.8	2.3
Acquired intangible assets amortization	0.6	0.7	0.6	0.6
Non-GAAP gross margin	76.5%	74.7%	76.3%	74.1%

GAAP operating income (loss)	$13,366	$(11,087)	$17,130	$(27,460)
Stock-based compensation	44,852	45,589	140,648	131,507
Acquired intangible assets amortization	1,452	1,541	4,356	3,697
Acquisition-related expenses	—	180	53	1,215
Fees related to shareholder activism	—	10,146	(77)	15,978
Expenses related to litigation	307	—	307	—
Non-GAAP operating income	$59,977	$46,369	$162,417	$124,937

GAAP operating margin	5.3%	(4.9)%	2.3%	(4.3)%
Stock-based compensation	18.0	20.4	19.2	20.5
Acquired intangible assets amortization	0.6	0.7	0.6	0.6
Acquisition-related expenses	—	—	—	0.2
Fees related to shareholder activism	—	4.5	—	2.5
Expenses related to litigation	0.1	—	—	—
Non-GAAP operating margin	24.0%	20.7%	22.1%	19.5%

GAAP net income (loss) attributable to common stockholders	$4,982	$(18,162)	$(6,550)	$(45,220)
Stock-based compensation	44,852	45,589	140,648	131,507
Acquired intangible assets amortization	1,452	1,541	4,356	3,697
Acquisition-related expenses	—	180	53	1,215
Fees related to shareholder activism	—	10,146	(77)	15,978
Expenses related to litigation	307	—	307	—
Amortization of debt issuance costs	472	471	1,415	1,408
Undistributed earnings attributable to preferred stockholders	(5,424)	(4,374)	(16,024)	(7,555)
Non-GAAP net income attributable to common stockholders	$46,641	$35,391	$124,128	$101,030

GAAP net income (loss) per share attributable to common stockholders, basic and diluted	$0.03	$(0.12)	$(0.05)	$(0.29)
Stock-based compensation	0.32	0.30	0.98	0.83
Acquired intangible assets amortization	0.01	0.01	0.03	0.03
Acquisition-related expenses	—	—	—	0.01
Fees related to shareholder activism	—	0.07	—	0.10
Expenses related to litigation	—	—	—	—
Amortization of debt issuance costs	0.01	—	0.01	0.01
Undistributed earnings attributable to preferred stockholders	(0.04)	(0.03)	(0.11)	(0.05)
Non-GAAP net income per share attributable to common stockholders, basic	$0.33	$0.23	$0.86	$0.64
Non-GAAP net income per share attributable to common stockholders, diluted	$0.31	$0.22	$0.83	$0.61
Weighted-average shares used to compute net income (loss) per share attributable to common stockholders
Basic	142,385	151,426	143,604	158,068
Diluted	148,127	159,249	150,083	165,816

GAAP net cash provided by operating activities	$69,726	$46,083	$205,795	$185,647
Purchases of property and equipment, net of proceeds from sales	(1,770)	(1,242)	(2,539)	(3,477)
Principal payments of finance lease liabilities	(10,422)	(12,297)	(29,838)	(38,182)
Capitalized internal-use software costs	(2,567)	(1,296)	(9,629)	(7,046)
Non-GAAP free cash flow	$54,967	$31,248	$163,789	$136,942
GAAP net cash (used in) provided by investing activities	$(3,845)	$(95,461)	$115,383	$(206,046)
GAAP net cash used in financing activities	$(49,337)	$(161,605)	$(360,181)	$(5,463)

BOX, INC.

RECONCILIATION OF GAAP REVENUE TO BILLINGS

(In Thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2022	2021	2022	2021
GAAP revenue	$249,951	$224,044	$734,398	$640,971
Deferred revenue, end of period	467,080	429,664	467,080	429,664
Less: deferred revenue, beginning of period	(458,249)	(422,039)	(534,242)	(465,613)
Contract assets, beginning of period	2,424	866	1,111	25
Less: contract assets, end of period	(2,969)	(1,073)	(2,969)	(1,073)
Billings	$258,237	$231,462	$665,378	$603,974

BOX, INC.

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME PER SHARE GUIDANCE

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended			Fiscal Year Ended
	January 31, 2023			January 31, 2023
GAAP net income per share attributable to common stockholders range	$0.06	-	$0.07	$0.02	-	$0.03
Stock-based compensation	0.31		0.31	1.29		1.29
Acquired intangible asset amortization	0.01		0.01	0.04		0.04
Expenses related to litigation	—		—	0.01		0.01
Amortization of debt issuance costs	—		—	0.01		0.01
Undistributed earnings attributable to preferred stockholders	(0.04)		(0.04)	(0.15)		(0.15)
Non-GAAP net income per share attributable to common stockholders range, basic	$0.35	-	$0.36	$1.21	-	$1.22
Non-GAAP net income per share attributable to common stockholders range, diluted	$0.34	-	$0.35	$1.16	-	$1.17

Weighted-average shares, basic			143,500			144,000
Weighted-average shares, diluted			149,000			150,000

Note: figures may not sum due to rounding.

BOX, INC.

RECONCILIATION OF GAAP TO NON-GAAP OPERATING MARGIN GUIDANCE

(Unaudited)

	Three Months Ended	Fiscal Year Ended
	January 31, 2023	January 31, 2023
GAAP operating margin	6.5%	3.0%
Stock-based compensation	17.5	19.0
Acquired intangible assets amortization	0.5	0.5
Non-GAAP operating margin	24.5%	22.5%